SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                      OF THE SECURITIES ECHANGE ACT OF 1934

                Date of Earliest Report Event - November 18, 1999

                                Brandmakers Inc.
               (Exact Name of Registrant as Specified in Charter)

              Utah                800-28184           37-0278175
         (State or other)       (Commissions        (IRS  Employer
         Jurisdiction of        File Number)       Identification No.)
          Incorporation)

            1325 Capital Circle Unit C, Lawrenceville, Georgia 30043
              (Address of Registrant's principal executive offices)

                                 (770) 338-1958
              (Registrant's telephone number, including area code)

                                  770-338-9331
              (Registrant's facsimile number, including area code)

                             MASON OIL COMPANY, INC.
                  Post Office Box 1566 Sarasota, Florida 34230
          (Former name or former address, if change since last report)

ITEM 5.
OTHER EVENTS
Change of Name and Address,

     On November 18, 1999, Mason Oil Co., Inc. filed an amendment to its Articles of Incorporation that (a) changed the name of the corporation to "Brandmakers Inc."; and (b) changed the permanent office of the corporation to 1325 Capital Circle Unit C, Lawrenceville, Georgia 30043. Each of the foregoing amendments was ratified in writing by a vote of the stockholders, with 76,471,110 of the 104,490,504 shares outstanding, or 73.1% voting in favor.

     The Common Stock of Brandmakers Inc. will continue to be listed on the OTC Bulletin Board under its present symbol "MSNO".

ITEM 7.
EXHIBITS

c Exhibits

     Amendment to the Articles of Incorporation of Brandmakers, Inc. (formerly Mason Oil Company, Inc.) dated October 29, 1999 and filed November 18, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandmakers Inc.
November 30, 1999




By:  /s/ Geoff Williams
     Chief Executive Officer

EXPEDITE

TO THE ARTICLES OF INCORPORATION

OF MASON OIL COMPANY, INC.

     Mason Oil Company , Inc., a corporation duly authorized and incorporated under the laws of Utha, having heen incorporated on the 12st day of October,1980 as Sonic Petroeum, Inc. and having amended its Atricles to change the name to Mason Oil Company, Inc. on May 26, 1981, hereby adopts the following Article of Amendment to its Articles of Incorporation pursuant to the Utah Code Annotated section 16-10-57.

     (a) The name of the corporation is changed from Mason Oil Company, Inc. to Brandmakers Inc.

     (b) The permanent office of the corporation has been changed and is now located at 1325 Capital Circle Unit C, Lawenceville, Georgia 30043

     The total number of shares outstanding is 104,490,504 and 76,471,110 shares voted in favor of the name change to Brandmakers Inc. with no shares voting against the name change. Consequently, more than a majority voted for the name change and it was approved.

     Except as noted herein, all remaining provisions of the Company's Articles of Incorporation remain valid and in full force.

IN WITNESS WHEREOF, I have hereunto set my hand the 29th day of October 1999


                                             BRANDMAKERS, INC.
     [NOTARY SEAL]                           (Formerly Mason Oil Company, Inc.)

                                             /s/

                                             By: Robert Palmquist: President